                                                                   Exhibit 10.14

                    UNITED STATES DEPARTMENT OF THE INTERIOR

                            BUREAU OF LAND MANAGEMENT
                              Wyoming State Office
                                  P.O. Box 1828
                           Cheyenne Wyoming 82003-1828

                                                           In Reply ______

                                                           3453
                                                           WYW0317682
                                                           WYW78629
                                                           WYW80951
                                                           WYW141568___
                                                           (921MLove)
                                                           Phone No.: 307-______
                                                           Fax No.: 307-______

                                 D E C I S I O N

RAG Wyoming Land Company               :
Attn:  Steve Youngbauer                :        Federal Coal
P.O. Box 3039                          :       Belle Ayr Mine
Gillette, WY 82717-3039                :

                Qualifications Accepted; Name Changes Recognized;
             Logical Mining Unit Modified; Bond and Rider Accepted;
                         Period of Liability Terminated

On August 5, 1999, and October 12, 1999, we received documents evidencing the merger of Cyprus Amax Coal Company into RAG American Coal Company with RAG
American Coal Company as the surviving entity, along with documentation of the name change from Amax Land Company to RAG Wyoming Land Company. Additionally, we
received qualifications statements for RAG American Coal Company and RAG Wyoming
Land Company.

On August 20, 1999, we received a replacement logical mining unit bond (Numbers
210067-067, KA2990-067, 103198931-067) in the amount of $2,415,000 with RAG
Wyoming Land Company as principal, to provide coverage for Federal coal leases
WYW0317682, WYW78629, and WYW80954 included in the Belle Ayr Mine Logical Mining
Unit (LMU). The limits shared by the sureties are shown below:

              Surety Name              Surety Bond Number     Liability Limit
              -----------              ------------------     ---------------
National Union Fire Insurance
Insurance Co. of Pittsburgh            210067-067                $805,000

                                                                               2

St. Paul Fire and Marine Insurance
Company                                KA2990-067                $805,000
Travelers Casualty and Surety Company  103198931-067             $805,000

On October 12, 1999, we received a rider to the above-described bond which extends coverage of the bond to cover any and all liabilities that may be outstanding on Bond Number 159015328, with AMAX Land Company as principal, and
National Fire Insurance Company of Hartford as surety.

The merger documents, qualifications statements, replacement bond, and rider have been examined, found satisfactory, and are accepted effective October 12,
1999.

The period of liability under LMU Bond Number 159015328, with National Fire
Insurance Company of Hartford as surety, and AMAX Land Company as principal, is hereby terminated effective October 12, 1999, the acceptance date of the replacement bond.

The records of this office have been changed to reflect that the lessee of record for Federal coal leases WYW0317682, WYW78629, and WYW80954 is RAG Wyoming
Land Company. We have also changed our records to reflect that RAG Wyoming Land
Company is now the applicant for Federal coal lease application WYW141568 filed
March 20, 1997.

Additionally, RAG Wyoming Land Company has requested that the Belle Ayr Mine LMU be modified to change the unit operator from AMAX Land Company to RAG Wyoming
Land Company. The LMU is hereby modified to reflect that RAG Wyoming Land
Company is the operator and will be responsible for operations under the LMU in accordance with the LMU approval document.

If you have any questions concerning this decision, please contact Mavis Love in the Minerals and Lands Authorization Group at 307-775-6258.

                                                Pamela J. Lewis
                                                Chief, Leasable Minerals Section

cc:
RAG American Coal Company, Attn: Eva Schrum, 9100 East Mineral Circle,
     Englewood, CO 80112-3401

National Union Fire Insurance Company of Pittsburgh, PA,
     c/o Patricia Thurmond, Attorney-in-Fact, 70 Pine Street, New York, NY 10270

WY 3400-6                       UNITED STATES            Serial Number
(April 1985)               DEPARTMENT OF THE INTERIOR    3400 (925-9) WYW0317682
                           BUREAU OF LAND MANAGEMENT     Date Lease Issued

                            COAL LEASE READJUSTMENT      Effective
                                                         September 1, 1965

PART I: LEASE RIGHTS GRANTED

This lease, entered into by and between the United States of America, hereinafter called the lessor, through the Bureau of Land Management, and (Name and Address)

            AMAX Land Company
            P.O. Box 3005
            Gillette, WY 82717-3005

hereinafter called the lessee, is readjusted, effective (Date) September 1,
1995, for a period of 10 years and for so long thereafter as coal is produced in commercial quantities from the leased lands, subject to readjustment of lease terms at the end of each 10-year period.

Sec. 1. This lease readjustment is subject to the terms and provisions of the:

     [X]  Mineral Lands Leasing Act of 1920, Act of February 25, 1920, as
          amended, 41 Stat. 437, 30 U.S.C. 181-287, hereinafter referred to as the Act:

     [ ]  Mineral Leasing Act for Acquired Lands, Act of August 7, 1947, 61
          Stat. 913, 30 U.S.C. 351-359;

and to the regulations and formal orders of the Secretary of the Interior which are now or hereafter in force, when not inconsistent with the express and specific provisions herein.

Sec. 2. Lessor, in consideration of any rents and royalties to be paid, and the conditions and covenants to be observed as herein set forth, hereby grants to lessee the exclusive right and privilege to drill for, mine, extract, remove or otherwise process and dispose of the coal deposits in, upon, or under the following described lands:

                  T. 47 N., R. 71 W., 6th P.M., Campbell County, Wyoming
                  ------------------------------------------------------
                      Sec. 3: Lots 5 thru 8;
                      Sec. 4: Lots 5 thru 8;
                      Sec. 5: Lots 5 and 6;

                  T. 48 N., R. 71 W., 6th P.M., Campbell Company, Wyoming
                  -------------------------------------------------------
                      Sec. 26: Lots 10(S2) and 11;
                      Sec. 27: Lots 9 thru 16;
                      Sec. 28: Lots 9 thru 16;
                      Sec. 29: Lots 7, 8, 13 and 14;
                      Sec. 32: Lots 1, 2 and 7 thru 11;

                                                                               2

                      Sec. 33: Lots 1 thru 9;
                      Sec. 34: Lots 1 thru 3 and 5 thru 10.

containing 2,296.065 acres, more or less, together with the right to construct such works, buildings, plants, structures, equipment and appliances and the right to use such on-lease rights-of-way which may be necessary and convenient to the exercise of the rights and privileges granted, subject to the conditions herein provided.

PART II: TERMS AND CONDITIONS

Sec. 1. (a) RENTAL RATE - Lessee shall pay lessor rental annually and in advance for each acre or fraction thereof during the continuance of the lease at the rate of $3.00 for each lease year.

(b) RENTAL CREDITS - Rental shall not be credited against either production or advance royalties for any year.

Sec. 2. (a) PRODUCTION ROYALTIES - The royalty shall be 12 1/2 percent of the value of the coal produced by strip or auger methods and 8 percent of the value of the coal produced by underground mining methods. The value of the coal shall be determined as set forth in 43 CFR 3480. Royalties are due to lessor the final day of the month succeeding the calendar month in which the royalty obligation accrues.

(b) ADVANCE ROYALTIES - Upon request by lessee, the authorized officer may accept, for a total of not more than 10 years, the payment of advance royalties in lieu of continued operation, consistent with the regulations. The advance royalty shall be based on a percent of the value of a minimum number of tons determined in the manner established by the advance royalty regulations in effect at the time the lessee requests approval to pay advance royalties in lieu of continued operation.

Sec. 3. BONDS - Lessee shall maintain in the proper office a lease bond in the amount of $1,437,000. The authorized officer may require an increase in this amount when additional coverage is determined appropriate.

Sec. 4. DILIGENCE - This lease is subject to the conditions of diligent development and continued operation, except that these conditions are excused when operations under the lease are interrupted by strikes, the elements, or casualties not attributable to the lessee. The lessor, in the public interest, may suspend the condition of continued operation upon payment of advance royalties in accordance with the regulations in existence at the time of the suspension. Lessee's failure to produce coal in commercial quantities at the end of the 10 years shall terminate the lease. If not submitted already, lessee shall submit an operation and reclamation plan pursuant to Section 7 of the Act no later than 3 years after the effective date of this lease readjustment.

The lessor reserves the power to assent to or under the suspension of the terms and conditions of this lease in accordance with, INTER ALIA, Section 39 of the
Mineral Leasing Act, 30 U.S.C. 209.

                                                                               3

Sec. 5. LOGICAL MINING UNIT (LMU) - Either upon approval by the lessor of the lessee's application or at the direction of the lessor, this lease shall become an LMU or part of an LMU, subject to the provisions set forth in the regulations.

The stipulations established in an LMU approval in effect at the time of LMU approval will supersede the relevant inconsistent terms of this lease so long as the lease remains committed to the LMU. If the LMU of which this lease is a part is dissolved, the lease shall then be subject to the lease terms which would have been applied if the lease had not been included in an LMU.

Sec. 6. DOCUMENTS, EVIDENCE AND INSPECTION - At such times and in such form as lessor may prescribe, lessee shall furnish detailed statements showing the amounts and quality of all products removed and sold from the lease, the proceeds therefrom, and the amount used for production purposes or unavoidably lost.

Lessee shall keep open at all reasonable times for the inspection of any duly authorized officer of the lessor, the leased premises and all surface and underground improvements, works, machinery, ore stockpiles, equipment, and all books, accounts, maps and records relative to operations, surveys, or investigations on or under the leased lands.

Lessee shall allow lessor access to and copying of documents reasonably necessary to verify lessee compliance with terms and conditions of the lease.

While this lease remains in effect, information obtained under this section shall be closed to inspection by the public in accordance with the Freedom of
Information Act (5 U.S.C. 552).

Sec. 7. DAMAGES TO PROPERTY AND CONDUCT OF OPERATIONS - Lessee shall comply at its own expense with all reasonable orders of the Secretary, respecting diligent operations, prevention of waste, and protection of other resources.

Lessee shall not conduct exploration operations, other than casual use, without an approved exploration plan. All exploration plans prior to the commencement of mining operations within an approved mining permit area shall be submitted to the authorized officer.

Lessee shall carry on all operations in accordance with approved methods and practices as provided in the operating regulations, having due regard for the prevention of injury to life, health, or property, and prevention of waste, damage, or degradation to any land, air, water, cultural, biological, visual, and other resources, including mineral deposits and formations of mineral deposit not leased hereunder, and to other land uses or users. Lessee shall take measures deemed necessary by lessor to accomplish the intent of this lease term.
Such measures may include, but are not limited to, modification to proposed siting or design of facilities, timing of operations, and specification of interim and final reclamation procedures. Lessor reserves to itself the right to lease, sell or otherwise dispose of the surface or other mineral deposits in the lands and the right to continue existing uses and to authorize future uses upon or in the leased lands, including issuing leases for minerals deposits not covered hereunder, and approving easements or rights-of-way. Lessor shall condition such uses to prevent unnecessary or unreasonable interference with rights of lessee as may be consistent with concepts of multiple use and multiple mineral development.

                                                                               4

Sec. 8. PROTECTION OF DIVERSE INTEREST, AND EQUAL OPPORTUNITY -Lessee shall: pay when due all taxes legally assessed and levied under the laws of the State or the United States; accord all employees complete freedom of purchase; pay all wages at least twice each month in lawful money of the United States; maintain a safe working environment in accordance with standard industry practices;
restrict the workday to not more than 8 hours in any one day for underground workers except in emergencies; and take measure necessary to protect the health and safety of the public. No person under the age of 16 years shall be employed in any mine below the surface. To the extent that laws of the State in which the lands are situated are more restrictive than the provisions in the paragraph, then the State laws apply.

Lessee will comply with all provisions of Executive Order No. 11246 of September
24, 1965, as amended, and the rules, regulations, and relevant orders of the
Secretary of Labor. Neither lessee nor lessee's subcontractors shall maintain segregated facilities.

Sec. 9. (a) TRANSFERS

     [X]  This lease may be transferred in whole or in part to any person, association or corporation qualified to hold such lease interest.

     [ ]  This lease may be transferred in whole or in part to another public body, or to a person who will mine the coal on behalf of, and for the use of, the public body or to a person who for the limited purpose of creating a security interest in favor of a lender agrees to be obligated to mine the coal on behalf of the public body.

     [ ]  This lease may only be transferred in whole or in part to another small business qualified under 13 CFR 121.

Transfers of record title, working or royalty interest must be approved in accordance with the regulations.

(b) RELINQUISHMENT - The lessee may relinquish in writing at any time all rights under this lease or any portion thereof as provided in the regulations. Upon lessor's acceptance of the relinquishment, lessee shall be relieved of all future obligations under the lease or the relinquished portion thereof, whichever is applicable.

Sec. 10. DELIVERY OF PREMISES, REMOVAL OF MACHINERY, EQUIPMENT, ETC. - At such times as all portions of this lease are returned to lessor, lessee shall deliver up to lessor the land leased, underground timbering, and such other supports and structures necessary for the preservation of the mine workings on the leased premises or deposits and place all workings in condition for suspension or abandonment. Within 180 days thereof, lessee shall remove from the premises all other structures, machinery, equipment, tools, and materials that it elects to or as required by the authorized officer. Any such structures, machinery, equipment, tools and materials remaining on the leased lands beyond 180 days or approved extension thereof, shall become the property of the lessor, but lessee shall either remove any or all such property or shall continue to be liable for the cost of removal and disposal in the amount actually incurred by the lessor.
If the surface is owned by third parties, lessor shall waive the requirement for removal, provided the third parties do not object to such waiver. Lessee shall, prior to the termination of bond liability or at any other time when required and in accordance with all applicable laws and

                                                                               5

regulations reclaim all lands the surface of which has been disturbed, dispose of all debris or solid waste, repair the offsite and onsite damage caused by lessee's activity or activities incidental thereto, and reclaim access roads or trails.

Sec. 11. PROCEEDINGS IN CASE OF DEFAULT - If lessee fails to comply with applicable laws, existing regulations, or the terms, conditions and stipulations of this lease, and the noncompliance continues for 30 days after written notice thereof, this lease shall be subject to cancellation by the lessor only by judicial proceedings. This provision shall not be construed to prevent the exercise by lessor of any other legal and equitable remedy, including waiver of the default. Any such remedy or waiver shall not prevent later cancellation for the same default occurring at any other time.

Sec. 12. HEIRS AND SUCCESSORS-IN-INTEREST - Each obligation of this lease shall extend to and be binding upon, and every benefit hereof shall inure to, the heirs, executors, administrators, successors, or assigns of the respective parties hereto.

Sec. 13. INDEMNIFICATION - Lessee shall indemnify and hold harmless the United
States from any and all claims arising out of the lessee's activities and operations under this lease.

Sec. 14. SPECIAL STATUTES - This lease is subject to the Federal Water Pollution
Control Act (33 U.S.C. 1151-1175), the Clean Air Act (42 U.S.C. 1857, et. seq.),
and to all other applicable laws pertaining to exploration activities, mining operations and reclamation, including the Surface Mining Control and Reclamation
Act of 1977 (30 U.S.C. 1201 et. seq.).

Sec. 15. SPECIAL STIPULATIONS - In addition to observing the general obligations and standards of performance set out in the current regulations, the lessee shall comply with and be bound by the following special stipulations. These stipulations are also imposed upon the lessee's agents and employees. The failure or refusal of any of these persons to comply with these stipulations shall be deemed a failure of the lessee to comply with the terms of this lease.
The lessee shall require his agents, contractors and subcontractors involved in activities concerning this lease to include these stipulations in the contracts between and among them. These stipulations may be revised or amended, in writing, by the mutual consent of the lessor and the lessee at any time to adjust to changed conditions or to correct an oversight.

(a) CULTURAL RESOURCES

(1) Before undertaking any activities that may disturb the surface of the leased lands, the lessee shall conduct a cultural resource intensive field inventory in a manner specified by the authorized officer of the BLM or of the surface managing agency, if different, on portions of the mine plan area and adjacent areas, or exploration plan area, that may be adversely affected by lease-related activities and which were not previously inventoried at such a level of intensity. The inventory shall be conducted by a qualified professional cultural resource specialist (i.e., archeologist, historian, historical architect, as appropriate), approved by the authorized officer of the surface managing agency
(BLM if the surface is privately owned), and a report of the inventory and recommendations for protecting any cultural resources identified shall be submitted to the Regional Director of the Office of Surface Mining, the
authorized officer of the BLM, if activities are associated with coal exploration outside an approved mining permit area

                                                                               6

(hereinafter called authorized officer), and the authorized officer of the surface managing agency, if different. The lessee shall undertake measures, in accordance with instructions from the Regional Director, or authorized officer, to protect cultural resources on the leased lands. The lessee shall not commence the surface disturbing activities until permission to proceed is given by the
Regional Director or authorized officer.

(2) The lessee shall protect all cultural resource properties within the lease area from lease-related activities until the cultural resource mitigation measures can be implemented as part of an approved mining and reclamation plan or exploration plan.

(3) The cost of conducting the inventory, preparing reports, and carrying out mitigation measures shall be borne by the lessee.

(4) If cultural resources are discovered during operations under this lease, the lessee shall immediately bring them to the attention of the Regional Director or authorized officer, or the authorized officer of the surface managing agency, if the Regional Director is not available. The lessee shall not disturb such resources except as may be subsequently authorized by the Regional Director or authorized officer. Within two (2) working days of notification, the Regional
Director or authorized officer will evaluate or have evaluated any cultural resources discovered and will determine if any action may be required to protect or preserve such discoveries. The cost of data recovery for cultural resources discovered during lease operations shall be borne by the surface managing agency unless otherwise specified by the authorized officer of the BLM or of the surface managing agency, if different.

(5) All cultural resources shall remain under the jurisdiction of the United
States until ownership is determined under applicable law.

(b) PALEONTOLOGICAL RESOURCES - If paleontological resources, either large and conspicuous, and/or of significant scientific value are discovered during construction, the find will be reported to the authorized officer immediately.
Construction will be suspended within 250 feet of said final. An evaluation of the paleontological discovery will be made by a BLM approved professional paleontologist within five (5) working days, weather permitting, to determine the appropriate action(s) to prevent the potential loss of any significant paleontological value. Operations within 250 feet of such discovery will not be resumed until written authorization to proceed is issued by the authorized officer. The lessee will bear the cost of any required paleontological appraisals, surface collection of fossils, or salvage of any large conspicuous fossils of significant scientific interest discovered during the operations.

(c) MULTIPLE MINERAL DEVELOPMENT - Operations will not be approved which, in the opinion of the Authorized Officer, would unreasonably interfere with the orderly development and/or production from a valid existing mineral lease issued prior to this one for the same lands.

(d) OIL AND GAS/COAL RESOURCES - The BLM realizes that coal mining operations conducted on Federal coal leases issued within producing oil and gas fields may interfere with the economic recovery of oil and gas; just as Federal oil and gas leases issued in a Federal coal lease area may inhibit coal recovery. BLM retains the authority to alter and/or modify the

                                                                               7

resource recovery and protection plans for coal operations and/or oil and gas operations on those lands covered by Federal mineral leases so as to obtain maximum resource recovery.

(e) RESOURCE RECOVERY AND PROTECTION - Any bypass of Federal coal determined to be economically recoverable must have the written approval of the Authorized
Officer of the BLM in the form of an approved modification to the Resource
Recovery and Protection Plan (R2P2) prior to the Federal coal being bypassed.
(43 CFR 3482.2(c)(2)) Failure to comply with this requirement shall result in the issuance of a Notice of Noncompliance by the Authorized Officer. The Notice
of Noncompliance will include the amount of damages to be assessed for the unauthorized bypass of Federal coal as determined by the Authorized Officer. The amount of damages, at a minimum, will be the amount of royalty to be assessed as determined by the Authorized Officer to compensate the Federal government for the unauthorized bypassed Federal coal.

(f) PUBLIC LAND SURVEY PROTECTION - The lessee will protect all survey monuments, witness corners, reference monuments, and bearing trees against destruction, obliteration, or damage during operations on the lease areas. If any monuments, corners or accessories are destroyed, obliterated, or damaged by this operation, the lessee will hire an appropriate county surveyor or registered land surveyor to reestablish or restore the monuments, corners, or accessories at the same location, using surveying procedures in accordance with the "Manual of Surveying Instructions for the Survey of the Public Lands of the
United States." The survey will be recorded in the appropriate county records, with a copy sent to the Authorized Officer.

    323788                                      Book 56 Mining Records, Page 548
  Form 4-696                  UNITED STATES                          Land Office
(January 1964)         DEPARTMENT OF THE INTERIOR                        Wyoming
                        BUREAU OF LAND MANAGEMENT

84100500/3B/6                                                     Serial Number
                               COAL LEASE                        Wyoming 0317682

This lease is entered into on the 1st day of September, 1965, by the United
States of America, the lessor through the Bureau of Land Management and

      Ayrehire Collieries Corporation
      430 Big Four Building
      105 South Meridian Street
      Indianapolis, Indiana 46225

, the lessee, pursuant and subject to the terms and provisions of the Act of
February 25, 1920 (41 Stat. 437), as amended, hereinafter referred to as the
Act, and to all reasonable regulations of the Secretary of the Interior now or hereafter in force which are made a part hereof,

WITNESSETH:

Sec. 1. Rights of Lessee. The lessor, in consideration of the rents and royalties to be paid and the conditions to be observed as hereinafter set forth does hereby grant and lease to the lessee the exclusive right and privilege to mine and dispose of all the coal in the following-described tracts of land, situated in the State of Wyoming.

      T. 47 N., R. 71 W., 6th Prin. Mer.
          Section 3, Lots 1, 2, 3, 4
          Section 4: Lots 1, 2, 3, 4 Section 5: Lots 1, 2

      T. 48 N., R. 71 W., 6th Prin. Mer.
          Section 26: N1/4,
          W1/2SW1/4
          Section 27: S1/2
          Section 28: S1/2
          Section 29: SE1/4
          Section 32: N1/2NE1/4, SW1/4NE1/4, N1/2SW1/4, NW1/4SE1/4, SE1/4SE1/4
          Section 33: NW1/4NE1/4, N1/2NE1/4, W1/2SW1/4, SE1/4SW1/4, SW1/4SE1/4,
                      E1/2SE1/4,
          Section 34: N1/2NE1/4, NE1/4NW1/4, SW1/4, W1/2SE1/4

containing 2440.31 acres, more or less, together with the right to construct all such works, buildings, plants, structures, and appliances as may be necessary and convenient for the mining and preparation of the coal for market, the manufacture of coke or other products of coal, the housing and welfare of employees; and subject to the conditions herein provided, to use so much

                                                                               2

of the surface as may reasonably be required in the exercise of the rights and privileges herein granted.

Sec. 2. In consideration of the foregoing, the lessee hereby agrees:

     (a) Bond. To maintain the bond furnished upon the issuance of this lease, which bond is conditioned upon compliance with all the provisions of the lease, and to increase the amount or furnish such other bond as may be required.

     (b) Rental. To pay the lessor annually, in advance, for each acre or fraction thereof covered by this lease, beginning with the date hereof, the following rentals: 25 cents for the first year, 50 cents for the second, third, fourth, and fifth years, respectively, and $1 for the sixth and each succeeding year during the continuance of the lease, such rental for any year to be credited against the first royalties as they accrue under the lease during the year for which the rental was paid.

     (c) Royalty. To pay the lessor a royalty of ___ cents on every ton of 2,000 pounds of coal mined during the first 20 years succeeding the execution of this lease. Royalties shall be payable quarterly within 30 days from the expiration of the quarter in which the coal is mined. For additional royalty terms, see last page.

     (d) Minimum production. Beginning with the sixth year of the lease, except when operations are interrupted by strikes, the elements, or casualties not attributable to the lessee, or unless on application and showing made, operations shall be suspended when market conditions are such that the lessee cannot operate except at a loss or suspended for the other reasons specified in
Section 39 of the Act, to mine coal each year and pay a royalty thereon to a value of $1 per acre or fraction thereof. Operations under this lease shall be continuous, except in circumstances described or unless the lessee shall pay a royalty, less rent, on such minimum amount of the leased deposits, for one year in advance, in which case operations may be suspended for that year.

     (e) Payments. To make rental payments to the Manager of the appropriate
Land Office, except that when this lease becomes productive the rentals and royalties shall be paid to the appropriate Regional Mining Supervisor of the
United States Geological Survey, with whom all reports concerning operations under the lease shall be filed. All remittances to the Manager of the Land
Office shall be made payable to the Bureau of Land Management, those to the
Geological Survey shall be made payable to the United States Geological Survey.

     (f) Plats, reports, maps. At such times and in such form as the lessor may prescribe, to furnish a plat showing development work and improvements on the leased lands and a report with respect to stockholders, investment, depreciation, and costs. To furnish in such form as the lessor may prescribe, within 30 days from the expiration of each quarter a report covering such quarter, certified by the superintendent of the mine, or by such other agent having personal knowledge of the facts as may be designated by the lessee for such purpose, showing the amount of leased deposits mined during the quarter, the character and quality thereof, amount of its products and byproducts disposed of and price received therefore, and amount in storage or held

                                                                               3

for sale. To keep and prepare maps of the leased lands in accordance with the appropriate regulations.

     (g) Weights. To determine accurately the weight or quantity and quality of all leased deposits mined, and to enter accurately the weight or quantity and quality thereof in due form in books to be kept and preserved by the lessee for such purposes.

     (h) Inspection. To permit at all reasonable times (1) inspection by any duly authorized officer of the Department, of the leased premises and all surface and underground improvements, works, machinery, equipment, and all books and records pertaining to operations and surveys or investigations under this lease; and (2) the lessor to make copies of and extracts from any or all books and records pertaining to operations under this lease, if desired.

     (i) Assignment. To file for approval in the appropriate Land Office within
90 days from the date of execution, any assignment or transfer made of this lease, whether by direct assignment, operating agreement, working or royalty interest, or otherwise. Such instrument will take effect the first day of the month following its approval by the Bureau of Land Management, or if the assignee requests, the first day of the month of approval. The showing required to be made with an assignment or transfer is set forth in the appropriate regulations.

     (j) Nondiscrimination clauses. During the performance of this contract the lessee agrees as follows:

     (1) The lessee will not discriminate against any employee or applicant for employment because of race, creed, color, or national origin. The lessee will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, creed, color, or national origin. Such action shall include, but not be limited to, the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The lessee agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of this nondiscrimination clause.

     (2) The lessee will, in all solicitations or advertisements for employees placed by or on behalf of the lessee, state that all qualified applicants will receive consideration for employment without regard to race, creed, color, or national origin.

     (3) The lessee will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice, to be provided by the agency contracting officer, advising the said labor union or workers' representative of the lessee's commitments under this section, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

     (4) The lessee will comply with all provisions of Executive Order No. 10925 of March 6, 1961, as amended, and of the rules, regulations, and relevant orders of the President's Committee on Equal Employment Opportunity created thereby.

                                                                               4

     (5) The lessee will furnish all information and reports required by
Executive Order No. 10925 of March 6, 1961, as amended, and by the rules, regulations, and orders of the said Committee, or pursuant thereto, and will permit access to his books, records, and accounts by the contracting agency and the Committee for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

     (6) In the event of the lessee's noncompliance with the nondiscrimination clauses of this contract or with any of the said rules, regulations, or orders, this lease may be cancelled, terminated, or suspended in whole or in part and the lease may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order No. 10925 of March 6,
1961, as amended, and such other sanctions may be imposed and remedies invoked as provided in the said Executive Order of by rule, regulation, or order of the
President's Committee on Equal Employment Opportunity, or as otherwise provided by law.

     (7) The lessee will include the provisions of paragraphs (1) through (7) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the President's Committee on Equal Employment Opportunity issued pursuant to Section 303 of Executive Order No. 10925 of March 6, 1961, as
amended, so that such provisions will be binding upon each subcontractor or vendor. The lessee will take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing such provisions, including sanctions for noncompliance: Provided, however, that in the event the lessee becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the contracting agency, the lessee may request the United States to enter into such litigation to protect the interests of the United States.

     (k) Land disposed of with coal deposits reserved to the United States. If the lands embraced herein have been or shall hereafter be disposed of under laws reserving to the United States the deposits of coal therein, to comply with all conditions as are or may hereafter be provided by the laws and regulations reserving such coal.

     (l) Operations, wages, freedom of purchase. To comply with the appropriate operating regulations, to exercise reasonable diligence, skill, and care in the operations of the property, and to carry on all operations in accordance with approved methods and practices as provided in the operating regulations, having due regard for the prevention of injury to life, health or property, and of waste or damage to any water or mineral deposits; to fairly and justly weigh or measure the coal mined by each miner, to pay all wages due miners and employees, both above and below ground, at least twice each month in lawful money of the
United Sates; to accord all miners and employees complete freedom of purchase;
to restrict the workday to not exceeding eight hours in any one day for underground workers, except in cases of emergency, to employ no boy under the age of sixteen and no girl or woman, without regard to age, in any mine below the surface; unless the laws of the State otherwise provide, in which case the
State laws control.

     (m) Taxes. To pay when due, all taxes lawfully assessed and levied under the laws of the State or the United States upon improvements, output of mines, or other rights, property, or assets of the lessee.

                                                                               5

     (n) Overriding royalties. Not to create, by assignment or otherwise, an overriding royalty interest in excess of 50 percent of the rate of royalty first payable to the United States under this lease or an overriding royalty interest which when added to any other outstanding overriding royalty interest exceeds that percentage, excepting, that where an interest in the leasehold or in an operating agreement is assigned, the assignor may retain an overriding royalty interest in excess of the above limitation if he shows to the satisfaction of the Bureau of Land Management, that he has made substantial investments for improvements on the land covered by the assignment.

     (o) Delivery of premises in case of forfeiture. In case of forfeiture of this lease, to deliver up to the lessor in good order and condition the land leased, including all buildings, and underground timbering and such other supports and structures as are necessary for the preservation of the mine or deposit.

Sec. 3. The lessor expressly reserves:

     (a) Rights reserved. The right to permit for joint or several use such easements or rights-of-way, including easements in tunnels upon, through, or in the land leased, occupied, or used as may be necessary or appropriate to the working of the same or other lands containing the deposits described in the Act, and the treatment and shipment of the products thereof by or under authority of the Government, its lessees or permittees, and for other public purposes.

     (b) Disposition of surface. The right to lease, sell, or otherwise dispose of the surface of the leased lands under existing law or laws hereafter enacted, insofar as said surface is not necessary for the use of the lessee in the extraction and removal of the coal therein, or to dispose of any resource in such lands which will not unreasonably interfere with operations under this lease.

     (c) Monopoly and fair prices. Full power and authority to promulgate and enforce all the provisions of Section 30 of the Act to insure the sale of the production of said leased lands to the United States and to the public at reasonable prices, to prevent monopoly, and to safeguard the public welfare.

     (d) Readjustment of terms. The right reasonably to readjust and fix royalties payable hereunder and other terms and conditions at the end of 20 years from the date hereof and thereafter at the end of each succeeding 20-year period during the continuance of this lease unless otherwise provided by law at the time of the expiration of any such period. Unless the lessee files objections to the proposed terms or a relinquishment of the lease within 30 days after receipt of the notice of proposed terms for a 20-year period, he will be deemed to have agreed to such terms.

     (e) Waiver of conditions. The right to waive any breach of the conditions contained herein, except the breach of such conditions as are required by the
Act, but any such waiver shall extend only to the particular breach so waived and shall not limit the rights of the lessor with respect to any future breach;
nor shall the waiver of a particular cause of forfeiture prevent cancellation of this lease for any other cause, or for the same cause occurring at another time.

                                                                               6

Sec. 4. Relinquishment of lease. Upon a satisfactory showing that the public interest will not be impaired, the lessee may surrender the entire lease or any legal subdivision thereof. A relinquishment must be filed in duplicate in the appropriate Land Office. Upon its acceptance it shall be effective as of the date it is filed, subject to the continued obligation of the lessee and his surety to make payment of all accrued rentals and royalties and to provide for the preservation of any mines or productive works or permanent improvements on the leased lands in accordance with the regulations and terms of the lease.

Sec. 5. Protection of the surface, natural resources, and improvements. The lessee agrees to take such reasonable steps as may be needed to prevent operations from unnecessarily: (1) causing or contributing to soil erosion or damaging any forage and timber growth thereon; (2) polluting the waters of springs, streams, wells, or reservoirs; (3) damaging crops, including forage, timber, or improvements of a surface owner; or (4) damaging range improvements whether owned by the United States or by its grazing permittees or lessees; and
upon any partial or total relinquishment or the cancellation or expiration of this lease, or at any other time prior thereto when required by the lessor and to the extent deemed necessary by the lessor, to fill any sump holes, ditches and other excavations, remove or cover all debris, and, so far as reasonably possible, restore the surface of the leased land to its former condition, including the removal of structures as and if required. The lessor may prescribe the steps to be taken and restoration to be made with respect to lands of the
United States and improvements thereon.

Sec. 6. Removal of equipment, etc., on termination of lease. Upon termination of this lease, by surrender or forfeiture, the lessee shall have the privilege at ay time within a period of 90 days thereafter of removing from the premises all machinery, equipment, tools and materials, except underground timbering placed by the lessee in or on the leased lands, which are necessary for the preservation of the mine. Any materials, tools, appliances, machinery, structures, and equipment, subject to removal as above provided, which are allowed to remaining on the leased lands shall become the property of the lessor on expiration of the 90-day period or such extension thereof as may be granted because of adverse climatic conditions, but the lessee shall remove any or all of such property where so directed by the lessor.

Sec. 7. Proceedings in case of default. If the lessee shall not comply with any of the provisions of the Act or the regulations thereunder or default in the performance or observance of any of the provisions of this lease, and such default shall continue for a period of 30 days after service of written notice thereof by the lessor, the lessor may institute appropriate proceedings in a court of competent jurisdiction for the forfeiture and cancellation of this lease as provided in Section 31 of the Act. If the lessee fails to take prompt and necessary steps to prevent loss or damage to the mine, property, or premises, or danger to the employees, the lessor may enter on the premises and take such measures as may be deemed necessary to prevent such loss or damage or to correct the dangerous or unsafe condition of the mine or works thereof, which shall be at the expense of the lessee. However, the lessee shall not be held responsible for delays or casualties occasioned by causes beyond the lessee's control.

Sec. 8. Heirs and successors in interest. Each obligation hereunder shall extent to, and be binding upon, and every benefit hereof shall inure to, the heirs, executors, administrators, successors, or assigns of the respective parties hereto.

                                                                               7

Sec. 9. Unlawful interest. No Member of, or Delegate to, Congress, or Resident
Commissioner, after his election or appointment, or either before or after he has qualified and during his continuance in office, and no officer, agent, or employee of the Department of the Interior, except as provided in 43 CFR
7.4(a)(1), shall be admitted to any share or part in this lease or derive any benefit that may arise therefrom; and the provisions of Section 3741 of the
Revised Statutes of the United States, as amended (41 U.S.C. Sec. 22), and
Sections 431, 432 and 433, Title 18, U.S.C., relating to contracts, enter into and form a part of this lease so far as the same may be applicable.

                                            THE UNITED STATES OF AMERICA

                                            By: /s/ W.C. Ackerman
                                                --------------------------------
                                                       (Signing Officer)

                                                Walter C. Ackerman
                                                Acting Assistant Manager, Mining
                                                --------------------------------
                                                            (Title)

                                                August 12, 1965
                                                --------------------------------
                                                             (Date)

WITNESS TO SIGNATURE OF LESSEE              AYRSHIRE COLLIERIES CORPORATION
ATTEST:

   /s/ A. Lucius Hubbard                    By: /s/ Roy E. Dean
   --------------------------------------       --------------------------------
   A. Lucius Hubbard, Assistant Secretary             (Signature of Lessee)
                                                Roy E. Dean, Vice President

   --------------------------------------       --------------------------------
                                                      (Signature of Lessee)

   --------------------------------------       --------------------------------

(c) Royalty. To pay the lessor a royalty of 17 1/2 cents a ton of 2,000 pounds for the first 10 years of the lease and 20 cents a ton for the remainder of the first 20-year period, succeeding the execution of this lease.

                                                                               8

323788
Coal Lease
United States
to
Ayrshire Collieries Corporation

STATE OF WYOMING  )
                  )    ss.
CAMPBELL COUNTY   )

Filed for record this 29th day of May A.D. 1969 at 1:12 o'clock P.M., and recorded in book 56 of Mining Records on page 548.

/s/ Yvonne I. Hayden
--------------------
County Clerk and Ex-Officio Register of Deeds

By /s/ Vivian E. Addison
   ---------------------
Deputy

Fees $6.25
Recorded
Abstracted
Indexed
Checked